Exhibit 99.10

CLIFFORD CHANCE LLP
EXECUTION VERSION

DATED     February 2008

CHINA DEVELOPMENT BANK

AS FIRST AND SECOND RANKING AGENTS

CHINA DEVELOPMENT BANK

AS SECURITY AGENT

THE LENDERS

AND

ORIENTAL PROSPECT PTE. LTD.

and

SHINING PROSPECT PTE. LTD.

AS ORIGINAL OBLIGORS

INTERCREDITOR AGREEMENT

THIS AGREEMENT is dated                  February 2008 and made between:

(1)                            CHINA DEVELOPMENT BANK as agent for the First Ranking Lenders (the “First Ranking Agent”);

(2)                            THE FINANCIAL INSTITUTIONS named on the signing pages as First Ranking Lenders (the “First Ranking Lenders”);

(3)                            CHINA DEVELOPMENT BANK as agent for the Second Ranking Lenders (the “Second Ranking Agent”);

(4)                            THE FINANCIAL INSTITUTIONS named on the signing pages as Second Ranking Lenders (the “Second Ranking Lenders”);

(5)                            THE COMPANIES named on the signing pages as obligors (the “Original Obligors”); and

(6)                            CHINA DEVELOPMENT BANK as security agent for the Secured Parties (the “ Security Agent”).

IT IS AGREED as follows:

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           Definitions

In this Agreement:

“Agent” means each of the First Ranking Agent and the Second Ranking Agent.

“Borrower” means any Obligor identified on the signing pages as a Borrower and, if more than one Obligor is identified as a Borrower, shall mean (unless the context requires otherwise) each of those Obligors.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Enforcement Action” means:

(a)                                      the acceleration of any Liabilities or any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Lender to perform its obligations under, or of any mandatory prepayment arising under, the Finance Documents) or payable on demand or the premature termination or close out of any Hedging Liabilities;

(b)                                     the taking of any steps to enforce or require the enforcement of any of the Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(c)                                      the making of any demand against any Obligor in relation to any guarantee, indemnity or other assurance against loss in respect of any Liabilities or exercising any right to require any Obligor to acquire any Liability (including exercising any put or call option against any Obligor for the redemption or purchase of any Liability);

(d)                                     the exercise of any right of set-off against any Obligor in respect of any Liabilities;

(e)                                      the suing for, commencing or joining of any legal or arbitration proceedings against any Obligor to recover or in respect of any Liabilities;

(f)                                        the entering into of any composition, assignment or arrangement with any Obligor; or

(g)                                     the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Obligor or any suspension of payments or moratorium of any indebtedness of any Obligor, or any analogous procedure or step in any jurisdiction.

“Event of Default” means any event or circumstance specified as such in any Facility Agreement.

“Facility Agreement” means each of the First Ranking Facility Agreement or Second Ranking Facility Agreement, as the case may be.

“Finance Document” means each of this Agreement, the First Ranking Finance Documents, the Second Ranking Finance Documents, the Security Documents, the Hedging Documents and any other document designated as such by the Security Agent and the Borrower.

“First Ranking Facility Agreement” means the Senior Secured Facility Agreement dated on or about the date hereof of this deed between (i) Shining Prospect, as borrower, (ii) China Development Bank as arranger, (iii) China Development Bank as agent and security agent and (iv) the financial institutions named therein as the Lenders.

“First Ranking Finance Documents” means the Finance Documents as defined in the First Ranking Facility Agreement.

“First Ranking Lender” means a Lender under the First Ranking Facility Agreement.

“First Ranking Liabilities” means the Liabilities owed by the Obligors to the First Ranking Lenders under the First Ranking Finance Documents and the Hedging Liabilities.

“Group” means any Borrower and its Subsidiaries for the time being.

“Hedging Documents” means any document evidencing the hedge facilities approved under Clause 5 (Hedge Providers: rights and obligations).

“Hedging Liabilities” means the Liabilities owed by Shining Prospect to the Hedge Providers under the Hedging Documents.

“Hedge Providers” means any financial institution which becomes a Party in accordance with the terms of Clause 5 (Hedge Providers: rights and obligations).

“Insolvency Event” means, in relation to any Obligor:

(a)                                      any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that Obligor, a moratorium is declared in relation to any indebtedness of that Obligor or an administrator is appointed to that Obligor;

(b)                                     any composition, assignment or arrangement is made with any of its creditors;

(c)                                      the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that Obligor or any of its assets; or

(d)                                     any analogous procedure or step is taken in any jurisdiction.

“Lender Accession Undertaking” means an undertaking in substantially the form set out in Schedule 2 (Form of Lender Accession Undertaking).

“Lenders” means the First Ranking Lenders, the Second Ranking Lenders and the Hedge Providers.

“Liabilities” means all present and future liabilities and obligations at any time of any Obligor to any Lender under the Finance Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)                                      any refinancing, novation, deferral or extension;

(b)                                     any claim for damages or restitution; and

(c)                                      any claim as a result of any recovery by any Obligor of a payment or discharge on the grounds of preference,

and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings.

“Majority First Ranking Lenders” means the Majority Lenders as defined in the First Ranking Facility Agreement.

“Majority Lenders” means in respect of the First Ranking Lenders and the Second Ranking Lenders (for the purposes of this definition the “Relevant Lenders”):

(a)                                      if there are no Liabilities then due to the Relevant Lenders, a Relevant Lender or Relevant Lenders whose Commitments (as defined in the Facility Agreement to which it is a party) aggregate more than 66 2/3%  of the aggregate of the Total Commitments (as defined in the Facility Agreement to which it is a party) of all of the Relevant Lenders at that time (or, if the Total Commitments of all those Relevant Lenders have been reduced to zero, aggregated more than 66 2/3% of Total Commitments immediately prior to the reduction); or

(b)                                     at any other time, a Relevant Lender or Relevant Lenders whose Liabilities then outstanding aggregate more than 66 2/3% of all the Liabilities then due to the Relevant Lenders.

“Majority Second Ranking Lenders” means the Majority Lenders as defined in the Second Ranking Facility Agreement.

“Obligor Accession Deed” means a deed in substantially the form set out in Schedule 1 (Form of Obligor Accession Deed).

“Obligors” means Orient Prospect and Shining Prospect and any person which becomes a Party to this Agreement as an Obligor in accordance with Clause 16 (Change of Party).

“Oriental Prospect” means Oriental Prospect Pte. Ltd. (Company Registration No. 200801581H).

“Party” means a party to this Agreement.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Relevant Liabilities” means:

(a)                                      in the case of a Lender, the Liabilities owed to Lenders ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Lender together with all present and future liabilities and obligations, actual and contingent, of the Obligors to the Agent of those Lenders and the Security Agent; and

(b)                                     in the case of an Obligor, the Liabilities owed to the Lenders together with all present and future liabilities and obligations, actual and contingent, of the Obligors to the Agents and the Security Agent.

Second Ranking Facility Agreement” means the parent loan agreement dated on or about the date hereof of this deed between (i) the Oriental Prospect, as borrower, (ii) China Development Bank as arranger, (iii) China Development Bank as agent and security agent and (iv) the financial institutions named therein as the Lenders.

“Second Ranking Finance Documents” means the Finance Documents as defined in the Second Ranking Facility Agreement.

“Second Ranking Lender” means a Lender under the Second Ranking Facility Agreement.

“Second Ranking Liabilities” means the Liabilities owed by the Obligors to the Second Ranking Lenders under the Second Ranking Finance Documents.

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means the Security Agent, any Receiver or Delegate, and each of the Agents and the Lenders from time to time but, in the case of each Agent or Lender, only if it is a party to this Agreement or has delivered to the Security Agent a duly executed Lender Accession Undertaking accepted by the Security Agent and the relevant Agent.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means:

(a)                                      the Debenture dated executed or to be executed by Shining Prospect in favour of the Security Agent;

(b)                                     the Charge over Shares in Shining Prospect executed by Oriental Prospect in favour of the Security Agent;

(c)                                      the Security over Shares Agreement in respect of Rio Tinto PLC Shares executed by Shining Prospect in favour of the Security Agent;

(d)                                     Charge over the DSRA Account executed by Shining Prospect in favour of the Security Agent;

(e)                                      any other document entered into from time to time by any of the Obligors creating any guarantee, indemnity, Security or other assurance against financial loss in favour of the Security Agent as trustee for the Secured Parties as security for any of the Secured Obligations; and

(f)                                        any Security granted under any covenant for further assurance in any of those documents.

“Shining Prospect” means Shining Prospect Pte. Ltd. (Company Registration No. 200801638R).

“Transaction Security” means the Security created or expressed to be created under or pursuant to any of the Security Documents.

“Trust Property” means:

(a)                                      the Transaction Security and all proceeds of the Transaction Security;

(b)                                     all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security Agent as trustee for the Secured Parties;

(c)                                      the Security Agent’s interest in any trust fund created pursuant to Clause 9 (Turnover of Receipts);

(d)                                     any guarantee, indemnity or other assurance against loss offered to the Security Agent as trustee for the other Secured Parties (or any of them) under Clauses 3.1 (Security), 4.1 (Security); and

(e)                                      any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2                           Construction

(a)                                      Unless a contrary indication appears a reference in this Agreement to:

(i)                        any “Agent”, the “Security Agent”, any “Lender”, any “Hedge Provider”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assignees and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(ii)                     “assets” includes present and future properties, revenues and rights of every description;

(iii)                  a “Finance Document” or any other agreement or instrument is a reference to that Finance Document, or other agreement or instrument,  amended, novated, supplemented, extended, replaced or restated (in each case however fundamentally) as permitted by this Agreement;

(iv)                 “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)                    a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(vi)                 a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(vii)              a provision of law is a reference to that provision as amended or re-enacted.

(b)                                     Section, Clause and Schedule headings are for ease of reference only.

(c)                                      A Default or an Event of Default is “continuing” if it has not been remedied or waived.

1.3                           Third party rights

(a)                                      Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                     Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.                                 RANKING AND PRIORITY

Each of the Parties agrees that the Transaction Security granted by, the Obligors to the Lenders rank in the following order:

(a)                                      first, the Transaction Security granted in respect of the First Ranking Liabilities;

(b)                                     second, the Transaction Security granted in respect of the Second Ranking Liabilities.

3.                                 FIRST RANKING LENDERS: RIGHTS AND OBLIGATIONS

3.1                           Security

The First Ranking Lenders may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the First Ranking Liabilities in addition to the Transaction Security if and to the extent legally possible, at the same time, it is also offered to the Security Agent on behalf of the Second Ranking Lenders and the Hedge Providers in respect of, and ranking in the same order of priority as that set out in Clause 2 (Ranking and Priority).

3.2                           Amendments

The First Ranking Lenders may amend the First Ranking Finance Documents at any time unless that amendment is, in relation to the provisions of the First Ranking Finance Documents as at the date of this Agreement a change:

(a)                                      of the principal amount of the facility available under the First Ranking Facility Agreement such that the aggregate principal amount exceeds the original committed amount by greater than 10 per. cent;

(b)                                     in the amount, currency or scheduled dates of repayment or prepayment (other than any change of the dates of repayment which defers any scheduled dates of repayment or prepayment by a period of not more than 180 days;

(c)                                      in the basis on which interest, fees or commission accrue, are calculated or are payable (other than an increase in the margin of no more than 1% per annum or fees associated with an increase in principal amount permitted under paragraph (a) above); or

(d)                                     the effect of which is to make any Obligor liable to make additional or increased payments,

in which case the prior consent of the Majority Second Ranking Lenders is required.

4.                                 SECOND RANKING LENDERS: RIGHTS AND OBLIGATIONS

4.1                           Security

The Second Ranking Lenders may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Second Ranking Liabilities in addition to the Transaction Security from Shining Prospect if, at the same time, it is also offered to the Security Agent on behalf of the First Ranking Lenders and the Hedge Providers in respect of, and ranking in the same order of priority as that set out in Clause 2 (Ranking and Priority).  The Second Ranking Lenders may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Second Ranking Liabilities from any person other than Shining Prospect without restriction.

4.2                           Amendments

The Second Ranking Lenders may amend the Second Ranking Finance Documents in accordance with their terms at any time.

5.                                 HEDGE PROVIDERS: RIGHTS AND OBLIGATIONS

5.1                           Identity of Hedge Providers

No person providing hedging facilities to any Obligor under the First Ranking Facility Agreement shall be entitled to share in any of the Transaction Security in respect of any of the liabilities arising in relation to those hedging facilities unless they are a party to this Agreement as a Hedge Provider.  No person may become a Hedge Provider nor shall any liabilities arising in respect of its hedging facilities be treated as Hedging Liabilities unless:

(a)                                      such person is a Lender or an affiliate of a Lender or the First Ranking Agent has approved the identity of that person (except in the case of a person originally Party to this Agreement as a Hedge Provider) and that person has executed and delivered to the Security Agent a Lender Accession Undertaking acceding to this Agreement as a Hedge Provider in accordance with Clause 16 (Change of Party); and

(b)                                     the First Ranking Agent has received copies of, and has approved, the documents proposed to be Hedging Documents.

5.2                           Security

The Hedge Providers may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Hedging Liabilities from Shining Prospect other than the Transaction Security unless the prior consent of the Majority First Ranking Lenders is obtained.

5.3                           Amendments

The Hedge Providers may amend or novate the Hedging Documents in a manner not inconsistent with this Agreement at any time if either the prior consent of the Majority First Ranking Lenders is obtained or if the amendment is an administrative or procedural change only.

5.4                           Terms of Hedging Documents for Interest Rate

The Borrower and Hedge Providers agree that any Hedging Document for interest rate hedging will provide for (a) “full two way payments” or (b) payments under the “Second Method” in the event of a termination of the hedging transaction entered into under that Hedging Document (whether as a result of a termination event or an event of default, as defined in that Hedging Document), or (c) any other method the effect of which is that the defaulting party or affected party under (and as defined in) that Hedging Document will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions entered into under that Hedging Document is in its favour.

5.5                           Termination of Hedging Transactions

The Borrower may only terminate or close out and hedging transaction in whole or part with the consent of the Security Agent.  If, on termination of any hedging transaction under the Hedging Documents occurring after the commencement of any Enforcement Action, a settlement amount or other amount falls due from a Hedge Provider to the Borrower then that amount shall be paid by that Hedge Provider to the Security Agent, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with the terms of this Agreement.

6.                                 PROCEEDS OF DISPOSALS AND CLAIMS BEFORE ENFORCEMENT

6.1                           Proceeds of disposals and claims before enforcement

The proceeds of any sale, lease, transfer or other disposal of any assets or of any claim which are (a) received before the commencement of any Enforcement Action and (b) the subject of the Transaction Security, shall (to the extent required by the Facility

Agreements) be applied in or towards prepayment of the Liabilities of the Lenders in accordance with the order set out in Clause 2 (Ranking and Priority).

7.                                 ENTITLEMENT TO ENFORCE

7.1                           General Restriction

Except as permitted by this Clause 7 and Clause 8 (Effect of Insolvency Event), no Lender or Agent shall take any Enforcement Action at any time.

7.2                           First Ranking Lenders: Permitted Enforcement

The First Ranking Lenders, acting through the First Ranking Agent, may take Enforcement Action at any time if entitled to do so under the terms of the Finance Documents to which they are a party.

7.3                           Second Ranking Lenders: permitted enforcement

The Second Ranking Lenders may only take Enforcement Action against Shining Prospect if:

(a)                                      the prior consent of the Majority First Ranking Lenders is obtained;

(b)                                     the Majority First Ranking Lenders have accelerated their Liabilities against Shining Prospect or have declared them prematurely due and payable (other than as a result of it becoming unlawful for a Lender to perform its obligations under the Finance Documents), or payable on demand, in which case the Second Ranking Lenders may take the same Enforcement Action against Shining Prospect that the First Ranking Lenders have taken but may not take any other Enforcement Action against Shining Prospect without the prior consent of the First Ranking Lenders; or

(c)                                      they are permitted to do so as a result of Clause 8 (Effect of Insolvency Event).

The Second Ranking Lenders may take Enforcement Action against Oriental Prospect without any restriction under this Agreement.

7.4                           Hedge Providers: permitted enforcement

The Hedge Providers shall not take any Enforcement Action at any time except that they may terminate or close out any hedging transaction under the Hedging Documents prior to its stated maturity (and shall notify the Agents if they do so) if:

(a)                                      the First Ranking Lenders have accelerated their Liabilities or declared them prematurely due and payable;

(b)                                     the Borrower under the First Ranking Facility has defaulted on a payment due under the Hedging Documents (after allowing any applicable notice or grace periods);

(c)                                      the consent of the Majority First Ranking Lenders is obtained;

(d)                                     an Insolvency Event occurs in relation to such Obligor; or

(e)                                      an Illegality or a Tax Event (as defined in 2000 ISDA Definition) occurs.

8.                                 EFFECT OF INSOLVENCY EVENT

8.1                           Acceleration and claim

After the occurrence of an Insolvency Event in relation to any Obligor, each Lender shall be entitled (if it has not already done so) to exercise any right it may have in respect of that Obligor to:

(a)                                      accelerate any of its Liabilities or declare them prematurely due and payable or payable on demand or prematurely close out or terminate any Hedging Liabilities;

(b)                                     make a demand under any guarantee, indemnity or other assurance against loss in respect of any Liabilities of that Obligor;

(c)                                      exercise any right of set off or take or receive any payment in respect of any Liabilities; or

(d)                                     claim and prove in the liquidation of that Obligor for the Liabilities owing to it.

8.2                           Payment of distributions

After the occurrence of an Insolvency Event in relation to Shining Prospect, the person responsible for the distribution of the assets of Shining Prospect shall be directed to pay any distributions in respect of the Transaction Security to the Security Agent until the Liabilities have been paid in full.

8.3                           Filing of claims

After the occurrence of an Insolvency Event relating to Shining Prospect each of the Lenders irrevocably authorises the Security Agent to:

(a)                                      take any Enforcement Action (in accordance with the terms of this Agreement) against Shining Prospect or against Oriental Prospect in relation to the Charge over Shares in Shining Prospect only;

(b)                                     demand, sue, prove and give receipt for any distributions in respect of the Transaction Security;

(c)                                      collect and receive all distributions on, or on account of the Transaction Security; and

(d)                                     file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover the Transaction Security.

8.4                           Lenders’ actions

The Lenders will do all things that the Security Agent reasonably requests in relation to the Transaction Security in order to give effect to this Clause 8 and, if the Security Agent is not entitled to take any of the actions contemplated by this Clause 8 or if the Security Agent requests any Lender to take that action, that Lender will undertake those actions itself in accordance with the reasonable instructions of the Security Agent or will grant a power of attorney to the Security Agent (on such terms as the Security Agent may reasonably require) to enable the Security Agent to take such action.

9.                                 TURNOVER OF RECEIPTS

9.1                           Turnover by the Lenders

Subject to Clause 9.2 (Permitted assurance and receipts) if at any time prior to the discharge in full of the Liabilities of the First Ranking Lenders, any Lender receives or recovers from Shining Prospect:

(a)                                      any payment or distribution of, or on account of or in relation to, any of the Liabilities which is not permitted by either Clause 6 (Proceeds of Disposals and Claims before enforcement ) or Clause 13 (Application of Proceeds); or

(b)                                     the proceeds of any enforcement of any Transaction Security except in accordance with Clause 13 (Application of Proceeds);

that Lender will in relation to receipts and recoveries described in paragraphs (a) and (b) above:

(i)                        hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(ii)                     promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement.

9.2                           Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Lender to:

(a)                                      arrange with any person (other than a member of the Group) any assurance against loss in respect of, or reduction of its credit exposure to, any Borrower (including assurance by way of credit based derivative or sub-participation); or

(b)                                     to receive or recover any sum in respect of its Liabilities as a result of any assignment or transfer permitted by Clause 16 (Change of Party),

and that Lender shall not be obliged to account to any other Party for any sum received by it as a result of that action.

9.3                           Sums received by Obligors

If any of the Obligors receives or recovers any sum from Shining Prospect (or Oriental Prospect in respect of the Charge over the shares of Shining Prospect), under the terms of any of the Finance Documents, should have been paid to the Security Agent that Obligor will:

(a)                                      hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(b)                                     promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement.

9.4                           Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 9 (Turnover of Receipts) should fail or be unenforceable, the affected Lender or Obligor will promptly pay an amount equal to that receipt or recovery to the Security Agent to be held on trust by the Security Agent for application in accordance with the terms of this Agreement.

10.                           SHARING

10.1                     Recovering Lender’s rights

(a)                                      Any amount paid by a Lender (a “Recovering Lender”) to the Security Agent under Clause 8 (Effect of Insolvency Event) or Clause 9 (Turnover of Receipts) shall be treated as having been paid by the relevant Obligor and distributed in accordance with the terms of this Agreement.

(b)                                     On a distribution of that amount by the Security Agent, the Recovering Lender will be subrogated to the rights of the Lenders which have shared in the redistribution.

(c)                                      If and to the extent that the Recovering Lender is unable to rely on its rights under paragraph (b) of this Clause 10.1 the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the amount received or recovered by the Recovering Lender and paid to the Security Agent (the “Shared Amount”) which is immediately due and payable.

10.2                     Reversal of redistribution

If any part of the Shared Amount received or recovered by a Recovering Lender becomes repayable to an Obligor and is repaid by that Recovering Lender to that Obligor, then:

(a)                                      each Lender which has received a share of the relevant Shared Amount shall, upon request of the Security Agent, pay to the Security Agent for the account of that Recovering Lender an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Shared Amount which that Recovering Lender is required to pay); and

(b)                                     that Recovering Lender’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to each reimbursing Lender for the amount so reimbursed.

10.3                     Deferral of subrogation

No Lender or Obligor will exercise any rights which it may have by reason of the performance by it of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Finance Documents of any Lender which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) until such time as all of the Liabilities of each Lender which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) (or, in the case of any Obligor, of each Lender) have been irrevocably paid in full.

11.                           ENFORCEMENT OF SECURITY

11.1                     First Ranking Agent’s directions

The Security Agent will enforce the Transaction Security only at the request of either the First Ranking Agent or any other Agent which is entitled to request enforcement as a result of Clause 7 (Entitlement to Enforce).  At all times after the request to commence enforcement has been issued and subject to the terms of this Agreement, the Security Agent will act on the directions of the Agent who shall be entitled to give directions and do any other things in relation to the enforcement of the Transaction Security (including in connection with but not limited to, the disposal, collection or realisation of assets subject to the Transaction Security) that it considers appropriate including (without limitation) determining the timing and manner of enforcement against any particular person or asset.

11.2                     Obligor’s waiver

To the extent permitted under applicable law and subject to Clause 13 (Application of Proceeds), each of the Obligors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of, any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

11.3                     Duties owed

Each of the Secured Parties and Obligors acknowledges that, in the event that the Security Agent is instructed to enforce the security conferred by the Security Documents, prior to the discharge in full of the Liabilities of the First Ranking Lenders the duties of the Security Agent and of any Receiver or Delegate owed to the Second Ranking Lenders and to the Second Ranking Agent in respect of the method, type and timing of that enforcement or of the exploitation, management or realisation of any of that Transaction Security shall be no different to or greater than the duty to the Obligors that would be owed by the Security Agent, Receiver or Delegate under general law.

12.                           DISPOSALS BY SECURITY AGENT

If any assets are sold or otherwise disposed of by (or on behalf of) the Security Agent, or by an Obligor at the request of the Security Agent either as a result of the enforcement of any of the Transaction Security or if that disposal is permitted under the First Ranking Finance Documents (or after prepayment, the Second Ranking Finance Documents):

(a)                                      the Security Agent shall be authorised to, and shall (at the cost of the Obligors) release those assets from the Transaction Security and is authorised to execute, on behalf of and without the need for any further authority from, any of the Lenders, any release of the Transaction Security or any other claim over those assets and to issue any certificates of non-crystallisation of any floating charge that may, in the absolute discretion of the Security Agent, be considered necessary or desirable;

(b)                                     if the asset which is disposed of consists of all of the shares (which are held by an Obligor) in the capital of an Obligor or any holding company of that Obligor, the Security Agent is authorised to, and may execute on behalf of each Lender and each Obligor, as appropriate, a release of the Obligor or holding company whose shares are being disposed of from all liabilities it may have to any Lender or Obligor, both actual and contingent in its capacity as a guarantor or borrower (including any liability to any other Obligor by way of guarantee, contribution, subrogation or indemnity) and a release of any Transaction Security granted by that Obligor or holding company over any of its assets under any of the Security Documents; and

(c)                                      the Lenders and Obligors shall execute any releases or other documents that the Security Agent may consider to be necessary to give effect to those releases provided that the proceeds of that disposal are applied in accordance with this Agreement.

13.                           APPLICATION OF PROCEEDS

13.1                     Order of application

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at any time the Security Agent sees fit provided that the Security Agent must apply such amounts as they are sufficient to repay all the Secured Obligations, to the extent permitted by applicable law (and subject to the provisions of this Clause 13 (Application of Proceeds)), in the following order of priority:

(a)                                      in discharging any sums owing to the Security Agent (in its capacity as Security Agent), any Receiver or any Delegate;

(b)                                     in payment of all costs and expenses reasonably incurred by any Agent or First Ranking Lender in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security Agent under Clause 8.4 (Lender’s actions);

(c)                                      in payment to the First Ranking Agent on behalf of the First Ranking Lenders and Hedge Providers for application (in accordance with the terms of the First

Ranking Finance Documents and Hedging Documents) towards the discharge of the First Ranking Liabilities;

(d)                                     in payment to the Second Ranking Agent on behalf of the Second Ranking Lenders for application (in accordance with the terms of the Second Ranking Finance Documents) towards the discharge of the Second Ranking Liabilities;

(e)                                      if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor; and

(f)                                        the balance, if any, in payment to the relevant Obligor.

13.2                     Investment of proceeds

Prior to the application of the proceeds of the Trust Property in accordance with Clause 13.1 (Order of application) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or of an Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of this Clause 13.2.

13.3                     Currency conversion

(a)                                      For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)                                     The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

13.4                     Permitted deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

13.5                     Good discharge

(a)                                      Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the relevant Agent on behalf of its Lenders and to the First Ranking Agent on behalf of the Hedge Providers and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)                                     The Security Agent is under no obligation to make the payments to the Agents under paragraph (a) of this Clause 13.5 in the same currency as that in which the Liabilities of the relevant Lender are denominated.

13.6                     Calculation of amounts

For the purpose of calculating any person’s share of any sum payable to or by it, the Security Agent shall be entitled to:

(a)                                      notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of that person’s Liabilities at the time at which that calculation is to be made; and

(b)                                     assume that all moneys received or recovered as a result of the enforcement or realisation of the Trust Property are applied in discharge of the Liabilities in accordance with the terms of the Finance Documents under which those Liabilities have arisen.

14.                           THE SECURITY AGENT

14.1                     Trust

(a)                                      The Security Agent declares that it shall hold the Trust Property on trust for the Secured Parties on the terms contained in this Agreement.

(b)                                     Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security Agent is expressed to be a party (and no others shall be implied).

14.2                     No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

14.3                     Security Agent’s instructions

The Security Agent shall:

(a)                                      unless a contrary indication appears in this Agreement, act in accordance with any instructions given to it by the First Ranking Agent (or, in respect of instructions to commence enforcement of the Transaction Security only, to issue those instructions) and shall be entitled to assume that (i) any instructions received by it from the First Ranking Agent (or that other Agent) are duly given in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked;

(b)                                     be entitled to request instructions, or clarification of any direction, from the First Ranking Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it; and

(c)                                      be entitled to carry out all dealings with the Secured Parties through their respective Agents and may give to the Agents any notice or other communication required to be given by the Security Agent to the Secured Parties.

14.4                     Security Agent’s actions

Subject to the provisions of Clause 14.3 (Security Agent’s instructions):

(a)                                      the Security Agent may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

(b)                                     at any time after receipt by the Security Agent of notice from the First Ranking Agent directing the Security Agent to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Agent may, and shall if so directed by the First Ranking Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

14.5                     Security Agent’s discretions

The Security Agent may:

(a)                                      assume unless it has received actual notice to the contrary from one of the Agents in its capacity as trustee for the Secured Parties or, has, if it is also an Agent, become aware in its capacity as an Agent that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(b)                                     engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(c)                                      rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(d)                                     refrain from acting in accordance with the instructions of any Agent (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing any action or proceedings.

14.6                    Security Agent’s obligations

The Security Agent shall promptly inform each Agent of:

(a)                                      the contents of any notice or document received by it in its capacity as Security Agent from any Obligor under any Finance Document; and

(b)                                     the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other party to this Agreement.

14.7                    Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)                                      be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)                                     be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)                                      be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion constitute a breach of any law or be a breach of fiduciary duty;

(d)                                     be under any obligations other than those which are specifically provided for in the Finance Documents; or

(e)                                      have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor or Fourth Ranking Lender.

14.8                    Exclusion of Security Agent’s liability

The Security Agent shall not accept responsibility or be liable for:

(a)                                      the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)                                     the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Trust Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Trust Property;

(c)                                      any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Trust Property or otherwise, whether in accordance with an instruction from an Agent or otherwise unless directly caused by its gross negligence or wilful misconduct or breach of this Agreement;

(d)                                     the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Trust Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Finance Documents or the Trust Property; or

(e)                                      any shortfall which arises on the enforcement or realisation of the Trust Property.

14.9                    No proceedings

No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Trust Property and any officer, employee or agent of the Security Agent may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

14.10              Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                      the financial condition, status and nature of each member of the Group;

(b)                                     the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Trust Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Trust Property;

(c)                                      whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Trust Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Trust Property;

(d)                                     the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any

Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)                                      the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

14.11              No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)                                      require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)                                     obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)                                      register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)                                     take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)                                      require any further assurances in relation to any of the Security Documents.

14.12              Insurance by Security Agent

(a)                                      The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)                                     Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless an Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within fourteen days after receipt of that request.

14.13              Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

14.14              Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

14.15              Refrain from illegality

The Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

14.16              Business with the Obligors

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

14.17              Winding up of trust

If the Security Agent, with the approval of each of the Agents, determines that (a) all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents.

14.18              Perpetuity period

The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

14.19              Powers supplemental

The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Security Agent Act 1925 and the Security Agent Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

14.20              Security Agent division separate

(a)                                      In acting as agent for the Secured Parties, the Security Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any of its other divisions or departments.

(b)                                     If information is received by another division or department of the Security Agent it may be treated as confidential to that division or department and the Security Agent’s shall not be deemed to have notice of it.

14.21              Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

15.                          CHANGE OF SECURITY AGENT AND DELEGATION

15.1                    Resignation of the Security Agent

(a)                                      The Security Agent may resign and appoint one of its affiliates as successor by giving notice to the Agents on behalf of the Lenders.

(b)                                     Alternatively the Security Agent may resign by giving notice to the Agents on behalf of the Lenders in which case the Majority First Ranking Lenders may appoint a successor Security Agent.

(c)                                      If the Majority First Ranking Lender has not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Agents) may appoint a successor Security Agent.

(d)                                     The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)                                      The Security Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Trust Property to that successor.

(f)                                        Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 14 (The Security Agent).  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)                                     The Majority First Ranking Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Security Agent shall resign in accordance with paragraph (b) above.

15.2                    Delegation

(a)                                      The Security Agent may, at any time, delegate (by power of attorney or otherwise) to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)                                     The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate unless caused directly by the gross negligence or wilful misconduct of the Security Agent.

15.3                    Additional Security Agents

(a)                                      The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate security agent or as a co-security agent jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Obligors and each of the Agents of that appointment.

(b)                                     Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)                                      The remuneration that the Security Agent may pay to that person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

16.                          CHANGE OF PARTY

16.1                    Change of Party

No party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Finance Documents or the Liabilities except as permitted by this Clause 16.

16.2                    Change of Lender

A Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Finance Documents to which it is a party or its Liabilities if, in the case of:

(a)                                      a First, or Second Ranking Lender, that assignment or transfer is in accordance with the terms of the Facility Agreement to which it is a party; and

(b)                                     a Hedge Provider, the conditions set out in Clause 5.1 (Identity of Hedge Providers) have been satisfied,

and, in each case, any assignee or transferee permitted by this Clause 16.2 has executed and delivered to the Security Agent a Lender Accession Undertaking.

16.3                    Change of Agent

Any person which becomes an Agent as defined in, and in accordance with, the terms of a Facility Agreement, shall at the same time accede to this Agreement by executing and delivering to the Security Agent a Lender Accession Undertaking.

16.4                    Lender Accession Undertaking

With effect from the date of acceptance by the Security Agent and, if appropriate, the relevant Agent of a Lender Accession Undertaking (which shall in each case be accepted as soon as reasonably practicable after receipt by it of a duly completed Lender Accession Undertaking) or, if later the date specified in that Lender Accession Undertaking:

(a)                                      any Party ceasing entirely to be a Lender and/or Agent shall be discharged from further obligations towards the Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)                                     as from that date, the replacement or new Lender and/or Agent shall assume the same obligations, and become entitled to the same rights, as if it had been an original Party to this Agreement.

16.5                    New Obligor

(a)                                      If any member of the Group gives any security, guarantee, indemnity or other assurance against loss in respect of the Liabilities, the Obligors will procure that the person giving that assurance becomes a Party to this Agreement as an Obligor by executing and delivering to the Security Agent an Obligor Accession Deed.

(b)                                     With effect from the date of acceptance by the Security Agent of an Obligor Accession Deed or, if later, the date specified in the Obligor Accession Deed, the new Obligor shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Agreement.

16.6                    Additional Parties

Each of the Parties appoints the Security Agent to receive on its behalf each Obligor Accession Deed and Lender Accession Undertaking delivered to the Security Agent and to accept and sign it if, in the Security Agent’s opinion, it is complete and appears on its face to be authentic and duly executed and until accepted and signed by the Security Agent that document shall not be effective.

17.                          FEES AND EXPENSES

17.1                    Transaction and enforcement expenses

The Borrowers shall, from time to time on demand of the Security Agent, reimburse the Security Agent for all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Security Agent and any Receiver and Delegate in connection with:

(a)                                      the negotiation, preparation and execution of this Agreement and the Security Documents and the completion of the transactions and perfection of the security contemplated in the Security Documents; and

(b)                                     the exercise, preservation and/or enforcement of any of the rights, powers and remedies of the Security Agent and of the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or of enforcing those rights, powers and remedies.

17.2                    Stamp taxes

The Borrower shall pay all stamp, registration, notarial and other taxes or fees to which this Agreement, the Transaction Security or any judgment given in connection with them, is or at any time may be, subject and shall, from time to time, indemnify the Security Agent on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any tax or fee provided that the Borrower shall not be responsible for any costs arising from the transfers or assignments by the Lenders or a change in the Agent.

18.                          INDEMNITIES

18.1                    Priority of indemnity

The Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to any indemnity granted to the Security Agent from the Obligors under the Finance Documents and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it under this Clause.

18.2                    Lenders’ indemnity

Each Lender shall (in the proportion that the Liabilities owed to it bears to the aggregate of the Liabilities owed to all the Senior Lenders for the time being (or, if the Liabilities of each of those Lenders is zero, immediately prior to their being reduced to zero)), indemnify the Security Agent, within three business days of demand, against any cost, loss or liability incurred by the Security Agent (otherwise than by reason of the Security Agent’s gross negligence or wilful misconduct) in acting as Security Agent under the Finance Documents (unless the Security Agent has been reimbursed by an Obligor pursuant to a Finance Document).

19.                          INFORMATION AND CONDITIONS PRECEDENT

19.1                    Information and dealing

The Lenders shall provide to the Security Agent from time to time (through their respective Agents if relevant) any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.  Each First, and Second Ranking Lender shall deal with the Security Agent exclusively through its Agent and the Hedge Providers shall deal with the Security Agent exclusively through the First Ranking Agent and shall not deal directly with the Security Agent.

19.2                    Disclosure

Each Obligor consents, until such time as all of the Liabilities owed by it to the Lenders have been discharged in full, to the disclosure by any of the Lenders to each other of such information concerning the Obligors as any Lender shall see fit.

19.3                    Subsequent Conditions to Utilisation

Each Lender (acting through their respective Agent) shall promptly notify the first Ranking Agent if any utilisation request made by the Borrower under any of the Facility Agreements or Hedging Documents is refused and shall specify the reason for that event and the First Ranking Agent shall notify the other Lenders (through their respective Agents) and the Security Agent of that event.

20.                          NOTICES

20.1                    Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

20.2                    Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                      identified with its name below; or

(b)                                     specified on the Lender Accession Undertaking or Obligor Accession Deed to which it is a party,

or any substitute details which that Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five business days’ notice and promptly upon receipt of any notification of any new or changed details, the Security Agent shall notify the other Parties.

20.3                    Delivery

(a)                                      Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)        if by way of fax, when received in legible form; or

(ii)       if by way of letter, when it has been left at the relevant address or five business days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 20.2 (Addresses), if addressed to that department or officer.

(b)                                     Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

(c)                                      Any communication or document made or delivered to the Borrower in accordance with this Clause 18 (Notices) will be deemed to have been made or delivered to each of the Obligors.

20.4                    Electronic communication

(a)                                      Any communication to be made between the Security Agent and an Agent or a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Security Agent and the relevant Agent or Lender:

(i)        agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)       notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)      notify each other of any change to their address or any other such information supplies by them.

(b)                                     Any electronic communication made between the Security Agent and an Agent or a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or Agent to the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose.

20.5                    English language

(a)                                      Any notice given under or in connection with any Finance Document must be in English.

(b)                                     All other documents provided under or in connection with any Finance Document must be:

(i)        in English; or

(ii)       if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

21.                          PRESERVATION

21.1                    Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

21.2                     Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

21.3                    Waiver of defences

The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this Clause 21.3, would reduce, release or prejudice the subordination and priorities in this Agreement including:

(a)                                      any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                     the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Transaction Security;

(c)                                      any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or other person;

(d)                                     any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(e)                                      any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(f)                                        any intermediate payment or discharge of any of the Liabilities of the Senior Lenders in whole or in part.

21.4                    Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (Ranking and Priority) will:

(a)                                      not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities of the Lenders or by any intermediate reduction or increase in, amendment or variation to any of the Finance Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)                                     apply regardless of the order in which or dates upon which the Finance Documents and this Agreement are executed or registered or notice of them is given to any person; and

(c)                                      secure the Liabilities in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

22.                          CONSENTS, AMENDMENTS AND OVERRIDE

22.1                    Required consents

(a)                                      No term of this Agreement or of any Security Document may be amended or waived except by the written agreement of the First Ranking Agent and the Second Ranking Agent and the Security Agent and, in respect of this Agreement only but not the Security Documents, the Hedge Providers so far as such amendment relates to such Hedge Provider.

(b)                                     If the amendment or waiver may impose new or additional obligations on or withdraw or reduce the rights of any Party, the consent of that Party is required.

(c)                                      An amendment or waiver which relates to the rights or obligations of the Agents or the Security Agent may not be effected without the consent of the Agents or, as the case may be, the Security Agent.

(d)                                     Any amendment or waiver given in accordance with this Clause will be binding on all Parties and the Security Agent may effect, on behalf of any Agent or Lender, any amendment or waiver permitted by this Clause 22.1.

22.2                    Deemed consent

If the First Ranking Lenders at any time in respect of the Finance Documents to which they are a party, give any consent, approval, release or waiver or agree to any amendment (in this Clause a “Consent”) then, if that action was permitted by the terms of this Agreement, the other Lenders will (or will be deemed to):

(a)                                      give a corresponding Consent in equivalent terms in relation to each of the Finance Documents to which they are a party; and

(b)                                     do anything (including executing any document) that the First Ranking Lenders may reasonably require to give effect to this Clause 22.2.

22.3                    Excluded consents

The right of the First Ranking Lenders to give Consents under Clause 22.2 (Deemed Consent) does not include the right to give any Consent which has the effect of:

(a)                                      increasing the Liabilities; or

(b)                                     changing the terms of this Agreement or of any Security Document.

22.4                    No liability

None of the First Ranking Lenders or the First Ranking Agent will be liable to any other Lender or Agent for any Consent given or deemed to be given under this Clause 22.4.

22.5                    Agreement to override

Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Finance Documents to the contrary.

23.                          COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

24.                          GOVERNING LAW

This Agreement is governed by English law.

25.                          ENFORCEMENT

25.1                    Jurisdiction of English courts

(a)                                      The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                     The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                      This Clause 25.1 is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

25.2                    Service of Process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)                                      irrevocably appoints Clifford Chance Secretaries Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(b)                                     agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement and is intended to be and is executed and delivered by them as a deed on the date specified above.

SCHEDULE 1

FORM OF OBLIGOR ACCESSION DEED

THIS AGREEMENT is made on [date]

BETWEEN:

(1)                            [INSERT FULL NAME OF NEW OBLIGOR] (the “Acceding Obligor”); and

(2)                            [INSERT FULL NAME OF CURRENT SECURITY AGENT] (the “Security Agent”), for itself and each of the other parties to the Intercreditor Agreement referred to below.

This agreement is made on [date] by the Acceding Obligor in relation to an Intercreditor Agreement (the “Intercreditor Agreement”) dated [•] between [INSERT NAME OF SECURITY AGENT] as Security Agent, [INSERT NAMES OF AGENTS] as agents, the Lenders and the Obligors.

The Acceding Obligor has entered into [Insert details (date, parties and description) of relevant Security Documents] (the “Additional Security Document[s]”) giving Security or a guarantee, indemnity or other assurance against loss in respect of Liabilities.

IT IS AGREED as follows:

Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

The Acceding Obligor and the Security Agent agree that the Security Agent shall hold (a) the Security, guarantee, indemnity or other assurance against loss in respect of Liabilities created or expressed to be created pursuant to the Additional Security Document[s] and (b) all moneys from time to time received or recovered by the Security Agent in connection with the realisation or enforcement of that Security, guarantee, indemnity or other assurance against loss in respect of Liabilities, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

The Acceding Obligor confirms that it intends to be party to the Intercreditor Agreement as an Obligor, undertakes to perform all the obligations expressed to be assumed by an Obligor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

This Agreement shall be governed by, and construed in accordance with, English law.

THIS AGREEMENT has been signed on behalf of the Security Agent and executed as a deed(1) by the Acceding Obligor and is delivered on the date stated above.

(1) The acceding Obligor should execute this as a deed to avoid any concern about past consideration.

The Acceding Obligor

EXECUTED AS A DEED	)
BY [Full Name of Acceding Obligor]	)

Director

Director/Secretary

Address for notices:

Address:

Fax:

The Security Agent

[Full Name of Current Security Agent]

By:

Date:

SCHEDULE 2

FORM OF LENDER ACCESSION UNDERTAKING

To:                                       [Insert full name of current Security Agent], for itself and each of the other Parties to the Intercreditor Agreement referred to below.

THIS UNDERTAKING is made on [date] by [insert full name of new Lender/Hedge Provider/Agent] (the “Acceding [Lender/Hedge Provider/Agent]”) in relation to the Intercreditor Agreement (the “Intercreditor Agreement”) dated [  ] between [China Development Bank] as Security Agent, [INSERT NAMES OF AGENTS] as agents, the Lenders and the Obligors.  Terms defined in the Intercreditor Agreement shall bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Lender/Hedge Provider/Agent] being accepted as [a First/Second Ranking Lender/Agent] [/Hedge Provider] for the purposes of the Intercreditor Agreement, the Acceding [Lender/Hedge Provider/Agent] hereby confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a [First/Second Ranking Lender/Agent] [/Hedge Provider], undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by [an Agent/a First/Second Ranking Lender[/Hedge Provider]] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[The following documents, having been approved in accordance with the terms of the Intercreditor Agreement, shall be treated as “Hedging Documents” for the purpose of the Intercreditor Agreement: [specify documents].]

This Undertaking shall be governed by and construed in accordance with English law.

THIS UNDERTAKING has been entered into on the date stated above.

Acceding [Lender/Agent]

By:

Address:

Fax:

Accepted by the Security Agent:	Accepted, in the case of First Ranking Lenders by [Agent for relevant Facility Agreement]/[relevant outgoing Agent]

for and on behalf of	for and on behalf of

[Insert actual name of Security Agent]	[Insert actual name of Agent or outgoing Agent as appropriate]

Date:	Date:

SIGNATURES

The Original Obligors

EXECUTED as a DEED

SIGNED, SEALED AND
DELIVERED BY

/s/ ZHANG ZHANKUI

As attorney(s) for and on behalf of
ORIENTAL PROSPECT PTE. LTD.
in presence of:

/s/ LUO SHAOLIN

EXECUTED AS A DEED

SIGNED, SEALED AND
DELIVERED BY

/s/ ZHANG ZHANKUI

As attorney(s) for and on behalf of
SHINING PROSPECT PTE. LTD.
in presence of:

/s/ LUO SHAOLIN
Witness’s Signature
:

The Security Agent

CHINA DEVELOPMENT BANK

By:/s/ XU QIYING

Address:

Fax:

Attention:

The Agents

CHINA DEVELOPMENT BANK as the First Ranking Agent

By:/s/ XU QIYING

Address:

Fax:

Attention:

CHINA DEVELOPMENT BANK as the Second Ranking Agent

By:/s/ XU QIYING

Address:

Fax:

Attention:

Lenders

CHINA DEVELOPMENT BANK as First Ranking Lender

By:/s/ XU QIYING

Address:

Fax:

CHINA DEVELOPMENT BANK as the Second Ranking Lender

By:/s/ XU QIYING

Address:

Fax:

February 3, 2008